 JOINT FILER INFORMATION

NAME:                                                HSU Investments, Limited
ADDRESS:                                                3500 Lakeside Court
                                                        Suite 200
                                                        Reno, Nevada 89509

Designated Filer:                                        Jane Hsiao, Ph.D.

Issuer and Ticker Symbol:                                IVAX Corporation (IVX)

Date of Event Requiring                                August 8, 2003
   Statement

HSU INVESTMENTS, LIMITED
By: HSU Investments, Inc., its general partner

By: /s/ Kristy Hsiao
         Kristy Hsiao, President